Exhibit 10.7
                                                                    ------------



                       Amendment to the Agreement Between

                            LOEHMANN'S HOLDINGS, INC.

                                       and

                                  ROBERT GLASS


         This Amendment (this "Amendment") to the Employment Agreement (the "Agreement") made and entered into as of January 1, 2001, as amended on May 10, 2002, between Loehmann's Holdings, Inc., a Delaware corporation (the "Company"), and Robert Glass, an individual residing at ____________________________________
_____ (the "Executive"), is dated as of February 12, 2004.

         Whereas, the Company and the Executive wish to extend the term of the Agreement and make certain other modifications to the Agreement, as set forth below;

         NOW, THEREFORE, IT IS AGREED:

         1. Section 2 of the Agreement is hereby amended to read as follows:

                  "2. Term of Employment. The Company agrees to employ the Executive, and the Executive agrees to render personal services to the Company and its Subsidiaries as Chief Operating Officer of the Company until October 31, 2008 (the "Initial Term"), which Initial Term shall be automatically extended for successive 12 month periods on the same terms and conditions, unless one Party provides to the other party a notice of non-renewal at least six (6) months prior to the expiration of the Initial Term or any extension thereof (hereinafter, the Initial Term, as the same may be extended, shall be referred to as the "Term"). Executive shall not be required to hold any position or to perform any duty or assignment materially inconsistent with those positions or his experience and qualifications, it being agreed and understood that the personal services to be rendered by Executive to the Company and its Subsidiaries hereunder are of a special and unique character."

         2. The first paragraph of Section 16(e) of the Agreement is hereby amended to read as follows:

                  "(e) Change of Control. If Executive's employment is terminated coincident with or after a Change of Control (as defined below), either by the Company or by Executive for Good Reason, Executive shall be paid, within 10 days after such termination, a lump sum, in cash, equal to (i) 24 months' base salary as then in effect, plus (ii) two times the average of the bonuses, if any,


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         earned by Executive in the three Fiscal Years preceding the date of termination. In addition, Executive shall be entitled to any amounts to which Executive may be entitled pursuant to the plans, policies and practices of, or benefits provided by, the Company as then in effect. Except as provided in this Section 16(e), upon a termination of employment pursuant to this paragraph, all other benefits under this Agreement (except life insurance under Section 8(b), medical insurance under Section 9(b), indemnification under Section 19 and reimbursement of legal fees and expenses and other amounts under Section 26(g)) shall lapse, expire and be forfeited. Anything to the contrary herein notwithstanding, if any payment pursuant to this Section 16(e), when added to any other amounts paid or payable under this Agreement or any other plan, practice, policy, program or arrangement of the Company, would be a "parachute payment" as defined in section 280G of the Internal Revenue Code of 1986, as amended, such payment and benefits shall be limited to the largest portion of such payment and benefits as can be paid without being deemed a "parachute payment." In the event of a reduction pursuant to the preceding sentence, the Company shall reduce the payment and/or benefits as the Company and the Executive shall mutually agree."

         3. A new subsection (g) shall be added to Section 26 of the Agreement to read as follows:

                  "(g) On or after a Change of Control, the Company shall pay and be solely responsible for any reasonable attorneys' fees and expenses and court costs incurred by the Executive to the extent the Executive is successful to a material degree in pursuing any claim or dispute arising as a result of the failure by the Company to perform its obligations under Section 16(e) of this Agreement or in connection with any action which may be brought, by or in the name or for the benefit of the Company contesting the validity or enforceability of
         Section 16(e) of this Agreement."

         4. The remaining terms of the Agreement remain in full force and effect.

         5. This Amendment may be executed in one or more counterparts, and all such counterparts shall constitute one Amendment.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment on the day and year first above written.


                                              Loehmann's Holdings, Inc.

                                              By: /s/ Robert Friedman
                                                  ------------------------------
                                                  Name:  Robert Friedman
                                                  Title: Chief Executive Officer


                                              /s/ Robert Glass
                                              ------------------------------
                                              Robert Glass

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